[Letterhead of Metris Receivables, Inc.]





                                    July 24, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


                    Re:             Metris Master Trust
                                    Form 8-A



Ladies and Gentlemen:

     Attached, on behalf of Metris Master Trust (the "Trust") and Metris Receivables, Inc. as originator of the Trust (together, the "Registrants"), is the Registrants' Form 8-A being filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules thereunder.

                                   Very truly yours,

                                   By: /s/ RALPH A. THAN
                                 Name: Ralph A. Than
                                Title: Senior Vice President and Treasurer



                                                              Attachment




                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               Metris Master Trust
                            Metris Receivables, Inc.
                     (Originator of the Metris Master Trust)
             (Exact name of registrant as specified in its charter)


                 Delaware                                41-1810301
  (State of incorporation or organization)             (IRS Employer
                                                      Identification No.)


        10900 Wayzata Boulevard
        Room 723
        Minnetonka, Minnesota                              55305
(Address of principal executive offices)                 (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                     None

Securities to be registered pursuant to Section 12(g) of the Act:

                               Metris Master Trust
          Class A Floating Rate Asset Backed Securities, Series 2002-3
                                (Title of Class)







INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.         Description of Registrant's Securities to be Registered.

                The description of the Asset Backed Securities appearing under the captions entitled: "Structural Summary"; "Risk Factors"; "Trust Credit Card Portfolio"; "Maturity Considerations"; "Description of the Series Provisions"; and "ERISA Considerations" in the Prospectus Supplement dated May 29, 2002 and "The Receivables"; "Maturity Considerations"; "Description of the Securities"; "Certain Legal Aspects of the Receivables"; "Income Tax Matters"; and "ERISA Considerations" in the Prospectus, dated May 21, 2002 (the Prospectus and the Prospectus Supplement are incorporated herein by reference).

Item 2.         Exhibits.

                Exhibit 1--Form of specimen of securities representing Class A Floating Rate Asset Backed Securities, Series 2002-3 (included as Exhibit A-1 to the Series 2002-3 Supplement referenced in Exhibit 3 hereto).

                Exhibit 2--Metris Master Trust Second Amended and Restated Pooling and Servicing Agreement dated as of January 22, 2002, as amended by Amendment No. 1 dated as of June 14, 2002 (included in Exhibit 4.3 to the Registrant's Form 8-K), as filed with the Securities and Exchange Commission on January 24, 2002 and June 18, 2002, respectively, which is incorporated herein by reference).

                Exhibit 3--Series 2002-3 Supplement dated as of June 4, 2002 (included in Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on June 20, 2002, which is incorporated herein by reference).

                Exhibit 4--Prospectus Supplement dated May 29, 2002, as filed with the Securities and Exchange Commission on May 30, 2002, pursuant to Rule 424(b)(5), together with the Prospectus dated May 21, 2002 as filed with the Securities and Exchange Commission on May 22, 2002, pursuant to Rule 424(b)(5) is incorporated herein by reference.






                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                          Metris Receivables, Inc.,
                          as Transferor, on behalf of the Metris Master Trust




Date:  July 24, 2002
                                    By:  /s/ Ralph A. Than
                                  Name:  Ralph A. Than
                                 Title:  Senior Vice President and Treasurer





                                INDEX TO EXHIBITS


  Exhibit
  Number                            Exhibit

     1 Form of specimens of securities representing Class A Floating Rate Asset Backed Securities, Series 2002-3 (included as Exhibit A-1 to the Series 2002-3 Supplement referenced in Exhibit 3 hereto).

     2 Metris Master Trust Second Amended and Restated Pooling and Servicing Agreement dated as of January 22, 2002, as amended by Amendment No. 1 dated as of June 14, 2002 (included in Exhibit 4.3 to the Registrant's Form 8-K), as filed with the Securities and Exchange Commission on January 24, 2002 and June 18, 2002, respectively, which is incorporated herein by reference).

     3    Series 2002-3 Supplement dated as of June 4, 2002 (included in Exhibit
          4.1 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on June 20, 2002, which is incorporated herein by reference).

     4 Prospectus Supplement dated May 29, 2002, as filed with the Securities and Exchange Commission on May 30, 2002, pursuant to Rule 424(b)(5), together with the Prospectus dated May 21, 2002, as filed with the Securities and Exchange Commission on May 22, 2002, pursuant to Rule 424(b)(5), is incorporated herein by reference.